Exhibit (a)(2)

DECLARATION OF TRUST

OF

SIXTH STREET DYNAMIC ALTERNATIVES FUND

This DECLARATION OF TRUST, dated as of August 14, 2025, is made by the individual trustee identified on the signature page hereto (the “Trustee”). The Trustee hereby agrees as follows:

1. The trust formed hereby (the “Trust”) shall be known as “Sixth Street Dynamic Alternatives Fund” in which name the Trustee (and any additional trustees of the Trust designated under Section 6 hereof) may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq. (the “Statutory Trust Act”), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware pursuant to the Statutory Trust Act. The Trust is hereby established by the Trustee for the purpose of becoming a registered investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and engaging in such other activities as are necessary, desirable, convenient or incidental thereto.

3. The Trustee intends to enter into an amended and restated declaration of trust or similar instrument, satisfactory to each party thereto, to provide for the contemplated operation of the Trust formed hereby. Prior to the execution and delivery of such amended and restated declaration of trust or similar instrument, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as required by law.

4. The Trustee (and any additional trustees of the Trust designated under Section 6 hereof) shall be entitled to appoint officers of the Trust with such titles and duties as the Trustee (or any of the trustees then in office) shall designate, each such officer to serve (a) until his or her successor shall have been elected and shall have qualified, (b) until his or her death or (c) until he or she shall have resigned or have been removed by the Trustee (or by a majority of the trustees then in office if there is more than one trustee or if the Trustee is no longer a trustee), which removal may be with or without cause.

5. The Trustee (and any additional trustees of the Trust designated under Section 6 hereof) and the officers of the Trust are hereby authorized: (i) to prepare and file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, as applicable, (a) a Registration Statement on Form N-2 (including any amendments thereto) relating to the registration of the securities of the Trust under the Securities Act of 1933, as amended (the “1933 Act”) and the 1940 Act, (b) the Notification of Registration on Form N-8A, (c) any additional filings, including any filings under Rules 424(b) and 462(b) of the 1933 Act, reports or applications or amendments thereto with the Commission that may be required from time to time under the 1940 Act, the 1933 Act or the Securities Exchange Act of 1934, as

amended, and the rules and regulations promulgated thereunder, and (d) any application for an exemptive order as deemed necessary or advisable, and any amendments thereto; (ii) to cause the Trust to elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, as may be set forth in a Registration Statement referenced herein; (iii) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports and other papers and documents as may be required by the Financial Industry Regulatory Authority; (iv) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the securities of the Trust under the securities or “blue sky” laws of such jurisdictions as the Trustee (or any of the trustees then in office) and officers may deem necessary or desirable; (v) to negotiate the terms of, and execute on behalf of the Trust, such distribution agreements, investment advisory agreements and other contracts among the Trust and any other persons or entities relating to the issuance of the securities of the Trust, satisfactory to each such party and (vi) to make any and all necessary filings and to take any and all actions, including, without limitation, the execution and delivery of any and all documents, amendments, certificates or other instruments, that they, or any of them acting individually, shall determine to be necessary or advisable to conduct the business of the Trust, such determination to be conclusively evidenced by the taking of such actions and steps and the execution and delivery of such documents, amendments, certificates or other instruments.

6. The Trust shall be managed by the trustees (and the officers of the Trust) as provided in Section 5 hereof. There shall initially be one (1) trustee who shall be the Trustee, and thereafter the number of trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the trustees, which may increase or decrease the number of trustees; provided, however, that the number of trustees shall in no event be fewer than one (1). Subject to the foregoing, the trustees, acting by majority vote of the trustees then in office, are entitled to appoint or remove with or without cause any trustee at any time. Any trustee may resign upon 30 days prior notice to the other trustees. Except as otherwise provided herein, each trustee, acting individually, may exercise all of the powers of the trustees and the Trust.

7. (a) The Trustee (and any additional trustees of the Trust designated under Section 6 hereof) and the officers of the Trust (the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Trustee (and any other trustee of the Trust) or any holder of the Trust’s securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration of Trust or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions.

(b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person or entity as to matters the Fiduciary Indemnified Persons reasonably believe are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the trust estate.

8. The Trust shall, to the fullest extent permitted by applicable law,

(a) indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, claim, action, suit, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust, except that no Fiduciary Indemnified Person shall be entitled to be indemnified in respect of any loss, damage, liability, action, suit or claim incurred by such Fiduciary Indemnified Person to the extent that such loss, damage, liability, action, suit or claim (or part thereof) was the result of gross negligence or willful misconduct by such Fiduciary Indemnified Person with respect to such acts or omissions; and

(b) advance expenses (including legal fees and including costs of enforcing the Trust’s obligations under this Section 8) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Person to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

9. The provisions of Section 8 shall survive the resignation or removal of any Fiduciary Indemnified Person.

10. The Trust may dissolve, wind-up and terminate at any time without issuing any securities at the election of the Trustee (or by a majority of the trustees then in office if there is more than one trustee or if the Trustee is no longer a trustee).

11. This Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws that would call for the application of the law of any other jurisdiction.

12. Amendment. The terms and provisions of this Declaration of Trust may be amended in any way by the Trustee for so long as the Trustee is the sole trustee and at any time that the Trustee is no longer a trustee or there is more than one trustee, by a majority of the trustees then in office.

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IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

TRUSTEE:

/s/ Joshua Peck
Name: Joshua Peck
Title: Trustee

[Signature Page to 6DNA Initial Declaration of Trust]